Linsang Manufacturing, Inc.

                                 PROMISSORY NOTE

$200,000                                                       Beltsville, MD
                                                               December 12, 2002

      Linsang Manufacturing, Inc. (the "Company" or "Maker"), a Delaware corporation, for value received, promises to pay to Ajit K. Medhekar ("Ajit"), an individual, ON DEMAND at the offices of Linsang Manufacturing, Inc, 6435 Virginia Manor Road, Beltsville, MD 20705, or at such other address or to such bank as Agit or any subsequent holder of this Note may from time to time designate, the principal sum of $200,000, together with interest accrued on the unpaid principal amount of this Note from December 12, 2002, until paid in full, at the eight percent (8%). Interest shall be computed on the basis of a 365-day year (or 366 days in a leap year) and applied to the actual number of days elapsed (including the first day but excluding the last day). Accrued interest on this Note shall be due and payable annually on each anniversary date hereof and on the date of full payment of the principal amount of this Note (the "Maturity Date"). Payment of principal and interest shall be made in lawful money of the United States of America in federal or other immediately available funds at the registered address of the Holder on the books of the Company or to a bank and for an account designated by Agit in a notice to the Company. Any payment of this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

Section 1. Prepayment

This Note may be prepaid, in whole or in part, at any time provided that the Company gives the Holder at least thirty days prior written notice of its intention to prepay.

Section 2. Amendment; Governing Law

This Note may be amended or modified only by a writing signed by the party or parties against whom enforcement of any amendment or modification is sought. This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice-of-law rules thereof).

Linsang Manufacturing, Inc.


By: Luis P. Negrete, President & CEO
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